UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2005

COCA-COLA ENTERPRISES INC.

(Exact name of registrant as specified in its charter)

Delaware	01-09300	58-0503352
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2500 Windy Ridge Parkway, Atlanta, Georgia 30339

(Address of principal executive offices, including zip code)

(770) 989-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Effective December 30, 2005, the Compensation Committee of the company’s board of directors amended the April 25, 2005 deferred stock unit award of Shaun B. Higgins, an executive officer of Coca-Cola Enterprises Inc. and president of the company’s European Group. The original terms of the deferred stock unit award provided that vested deferred stock units would be distributed as shares of the company’s common stock six months after his retirement. The amendment to this award provides that the 130,000 deferred stock units that vested during 2005 will be distributed as shares of our common stock on the earlier of April 30, 2008 or six months following Mr. Higgins’s retirement, and that the remaining 100,000 deferred stock units will be distributed upon their vesting. As provided in the April 25, 2005 award, the unvested deferred stock units will vest if he is employed by the company through April 30, 2008, although they will vest earlier if Mr. Higgins’ employment is terminated by the company without cause or Mr. Higgins’ employment is terminated by Mr. Higgins for good reason.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA ENTERPRISES INC.
(Registrant)

Date: January 3, 2006	By:	/s/ JOHN J. CULHANE
John J. Culhane
Executive Vice President, and
General Counsel